SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2011

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	000-16674	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS		77487
(Address of principal executive offices)		(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Under the terms of the agreement relating to the Company’s 50% equity interest in Wholesome Sweeteners, Inc. (“Wholesome”), the Company has an option, exercisable until May 31, 2011, to acquire from its joint venture partner the remaining 50% of Wholesome’s equity. The Company has decided not to exercise the option, which will expire pursuant to its terms on such date.

The agreement provides that if, after the expiration of the option, a third party agrees to purchase 100% of Wholesome at or above a specified minimum price, subject to certain conditions, both the Company and its joint venture partner could be required to sell its 50% equity interest in Wholesome to such third party.

The Company expects to work with its joint venture partner in the manner contemplated by the agreement, but from time to time may enter into discussions with its joint venture partner regarding a possible negotiated sale or purchase of all or a portion of their respective equity interests in Wholesome. There is no assurance that any sale or purchase transaction involving Wholesome will occur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: May 27, 2011	By:	/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer